Exhibit 99.1

                   [WATTS WATER TECHNOLOGIES, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976


                      WATTS WATER TECHNOLOGIES REPORTS YEAR
                         AND FOURTH QUARTER 2003 RESULTS

      North Andover, MA...February 10, 2004. Watts Water Technologies, Inc. (NYSE Symbol "WTS") today announced results for the year and three month period ended December 31, 2003. For the three-month period ended December 31, 2003, sales were $190,938,000, an increase of $30,048,000, or 19%, from the three-month period ended December 31, 2002. Net income for the three-month period ended December 31, 2003, was $9,741,000, or $0.34 per share, which includes a net loss from discontinued operations of $97,000. Income from continuing operations increased $2,678,000, or 37%, for the three-month period ended December 31, 2003, to $9,838,000, or $0.34 per share, compared to income from continuing operations for the three-month period ended December 31, 2002 of $7,160,000, or $0.26 per share.

      Excluding costs incurred in both periods for our manufacturing restructuring plan, income from continuing operations increased $2,000,000, or 24%, to $10,282,000, or $0.36 per share, for the three-month period ended December 31, 2003 compared to $8,282,000, or $0.30 per share, for the three-month period ended December 31, 2002. Please refer to Table 1 included at the end of this press release for a reconciliation of reported net income to adjusted income from continuing operations.

      Sales for the twelve-month period ended December 31, 2003, increased 15% to $705,651,000, from $615,526,000 for the twelve-month period ended December 31, 2002. Net income for the twelve-month period ended December 31, 2003 was $33,362,000, or $1.21 per share, which includes a net loss from discontinued operations of $3,111,000, or $0.11 per share. Income from continuing operations increased $3,851,000 or 12% to $36,473,000 for the twelve-month period ended December 31, 2003 compared to $32,622,000 for the twelve-month period ended December 31, 2002.

      Excluding costs incurred in both periods for our manufacturing restructuring plan, income from continuing operations increased $2,383,000, or 7%, to $37,557,000, or $1.36 per share, for the twelve-month period ended December 31, 2003 compared to $35,174,000, or $1.30 per share, for the twelve-month period ended December 31, 2002. Please refer to Table 1 included at the end of this press release for a reconciliation of reported net income to adjusted income from continuing operations.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with both our North American and European results for the fourth quarter of 2003. Our overall increase in sales was achieved by an internal growth rate of 7%, the change in foreign exchange rates, and the contribution from acquired companies. Additionally, in the fourth quarter of fiscal 2003 we adopted the accounting requirements of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) and recorded $3,792,000 of revenue based on the consolidation of our minority owned subsidiary, Jameco International LLC, effective October 1, 2003. On a consolidated basis, our internal growth rate contributed $11,851,000 of increased sales in the three-month period ended December 31, 2003, compared to the three-month period ended December 31, 2002. The change in foreign exchange rates for the three-month period ended December 31, 2003 increased our sales by $11,443,000 over the three-month period ended December 31, 2002, due primarily to the strengthening of the euro versus the U.S. dollar. Our acquisitions contributed $2,962,000 of sales for the three-month period ended December 31, 2003, compared to the three-month period ended December 31, 2002, attributable to the recent acquisitions of Martin Orgee and Giuliani Anello, both European based companies."

      Mr. O'Keefe continued, "Our North American segment had an increase in sales for the three-month period ended December 31, 2003 of 10% to $124,192,000 compared to $112,540,000 for the three-month period ended December 31, 2002. This increase in North American sales was achieved through the combination of internal sales growth of 6%, or $6,219,000, the sales of $3,792,000 resulting from the consolidation of Jameco International LLC, and $1,641,000 due to favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar. Excluding the impact of Jameco International, LLC, sales into the North American home improvement retail market for the three-month period ended December 31, 2003 had an internal growth rate of 9%, which increased sales to $32,229,000 from $29,596,000 for the three-month period ended December 31, 2002. Sales into the North American wholesale market for the three-month period ended December 31, 2003 increased 6% to $88,171,000 compared to $82,944,000 for the three-month period ended December 31, 2002. This increase was primarily due to improved sales of our well-known backflow prevention line."

      Mr. O'Keefe continued, "We derived 32% of our total sales for the three-month period ended December 31, 2003 from Europe compared to 27% in the three-month period ended December 31, 2002. Sales in Europe for the three-month period ended December 31, 2003 increased $17,881,000, or 41%, compared to the three-month period ended December 31, 2002. This increase is due to the favorable foreign exchange rates associated with the strengthening of the euro versus the U.S. dollar, which accounted for $9,802,000, an internal sales growth rate of 12%, or $5,117,000, and $2,962,000 from acquisitions consummated during 2003. On April 18, 2003 we acquired Martin Orgee U.K. Ltd. located in Kidderminster, West Midlands, United Kingdom, and on July 30, 2003, we acquired Giuliani Anello S.r.l. located in Bologna, Italy. Our overall internal growth rate in Europe of 12% was achieved largely through increased sales into the European O.E.M. market, which grew internally at 16% for the three months ended December 31, 2003, over the comparable period last year. The appreciation of the euro also had a positive impact on European income of $0.02 per share in the three-month period ended December 31, 2003."

      Mr. O'Keefe continued, "As previously announced, we have consolidated several of our manufacturing plants in North American and Europe. At the same time, we have expanded our manufacturing capacity in China and other areas of the world, such as Tunisia and Bulgaria, that have lower cost manufacturing. These manufacturing plant relocations and consolidations are an important part of our ongoing commitment to reduce production costs. Furthermore, we anticipate recording a pre-tax charge of approximately $6,000,000 for additional manufacturing restructuring costs during 2004 as a result of our expansion of the restructuring plan. These expected charges are primarily attributable to accelerated depreciation associated with the anticipated closure of one of our U.S. manufacturing plants. Tax benefits of costs incurred and asset write-downs are expected to exceed the amount of cash outlays to implement our expansion of this manufacturing restructuring plan.

      The total pre-tax cost of our previously announced restructuring plans and other costs was $11,575,000. The Company recorded pre-tax manufacturing restructuring plan costs of $5,831,000 in 2001, $4,089,000 in fiscal 2002, and $1,655,000 in fiscal 2003. The manufacturing restructuring plan costs recorded in 2001, 2002 and 2003 consist primarily of severance cost, asset write-downs and accelerated depreciation. Tax benefits of cost incurred and asset write-downs were approximate to the cash outlays to implement this plan, which has allowed us to complete these restructuring plans with minimal consumption of cash."

      Mr. O'Keefe also commented, "We are particularly pleased with the Company's continued strong results as it relates to the generation of cash. Since the spin off of our industrial and oil and gas businesses in October 1999, the Company has continually generated strong levels of cash from operations. In this regard, the Company generated $49,990,000 of net cash provided by continuing operations for the twelve months ended December 31, 2003. This, in turn, produced $24,861,000 of free cash flow for the twelve months ended December 31, 2003, which represents approximately 68% of our net earnings from continuing operations. (Please refer to Table 2 at the end of this press release for a reconciliation of free cash flow to net cash provided by continuing operations.) This was achieved despite funding $6,800,000 into our pension plan during the fiscal year ended December 31, 2003.

      At December 31, 2003 the Company had cash and cash equivalents of $149,361,000. We accumulated cash primarily through refinancing our $75,000,000 8 3/8% notes with $50,000,000 4.87% notes and $75,000,000 5.47% notes, through a successful stock offering during the three months ended December 31, 2003, which raised net proceeds of approximately $82,100,000 of cash, and through the free cash flow discussed above. The effect of the free cash flow and the stock offering has reduced our net debt to capitalization ratio to 9% at December 31, 2003. (Please refer to Table 3 included at the end of this press release for a reconciliation of net debt to capitalization.) We are pleased that we have maintained a conservative capital structure while achieving the growth rates which we have realized over the past several years. The Company maintains a $150,000,000 Revolving Line of Credit of which $105,911,000 was unused and available at December 31, 2003."

      On January 5, 2004, the Company acquired Flowmatic Systems, Inc. located in Dunnellon, Florida, for approximately $16,500,000 in cash. Flowmatic designs and distributes high quality reverse osmosis components and filtration equipment. Their product line includes stainless steel and plastic housings, filter cartridges, storage tanks, control valves, as well as complete reverse osmosis systems for residential and commercial applications.

      To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, net income per share, income from continuing operations or income from continuing operations per share, and net cash provided by continuing operations that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or income per share prepared in accordance with GAAP.

      This Press Release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in Watts' Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

      Watts Water Technologies, Inc. designs, manufactures and sells an extensive line of valves and other products to the water quality and water regulation and control markets.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        (Thousands, except share amounts)
                                   (Unaudited)

                                         Three Months Ended           Twelve Months Ended
                                            December 31,                  December 31,
                                        2003            2002          2003            2002
                                    ------------    ------------   ------------    ------------
STATEMENTS OF INCOME

Net sales                           $    190,938    $    160,890   $    705,651    $    615,526

Income from continuing operations   $      9,838    $      7,160   $     36,473    $     32,622
Loss from discontinued operations            (97)           --           (3,111)           --
                                    ------------    ------------   ------------    ------------
Net income                          $      9,741    $      7,160   $     33,362    $     32,622
                                    ============    ============   ============    ============

DILUTED EARNINGS PER SHARE

Weighted Average Number of
Common Shares & Equivalents               28,524          27,235         27,692          27,056

Earnings per Share:
     Continuing operations          $       0.34    $       0.26   $       1.32    $       1.21
     Discontinued operations                --              --            (0.11)           --
                                    ------------    ------------   ------------    ------------
     Net income                     $       0.34    $       0.26   $       1.21    $       1.21
                                    ============    ============   ============    ============

Cash dividends per share            $       0.07    $       0.06   $       0.25    $       0.24

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Thousands, except share amounts)
                                   (Unaudited)

                                                                             December 31,    December 31,
                                                                                2003            2002
                                                                             ------------    ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ............................................   $    149,361    $     10,973
    Trade accounts receivable, less allowance for doubtful accounts of
       $7,772 at December 31, 2003 and $7,322 at December 31, 2002 .......        136,064         123,504
    Inventories:
       Raw materials .....................................................         41,998          40,591
       Work in process ...................................................         24,348          17,289
       Finished goods ....................................................         90,253          75,535
                                                                             ------------    ------------
          Total Inventories ..............................................        156,599         133,415
    Prepaid expenses and other assets ....................................          8,500          10,732
    Deferred income taxes ................................................         23,552          21,927
    Net assets held for sale .............................................          1,938           2,464
    Assets of discontinued operations ....................................          4,460           6,741
                                                                             ------------    ------------
       Total Current Assets ..............................................        480,474         309,756
                                                                             ------------    ------------
PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment, at cost ...............................        284,250         248,933
    Accumulated depreciation .............................................       (138,539)       (114,557)
                                                                             ------------    ------------
       Property, plant and equipment, net ................................        145,711         134,376
                                                                             ------------    ------------
OTHER ASSETS:
    Goodwill .............................................................        184,901         163,226
    Other ................................................................         27,557          28,114
                                                                             ------------    ------------
TOTAL ASSETS .............................................................   $    838,643    $    635,472
                                                                             ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable .....................................................   $     74,068    $     64,704
    Accrued expenses and other liabilities ...............................         55,252          57,037
    Accrued compensation and benefits ....................................         18,466          15,514
    Current portion of long-term debt ....................................         13,251          82,211
    Liabilities of discontinued operations ...............................         11,302          18,906
                                                                             ------------    ------------
       Total Current Liabilities .........................................        172,339         238,372
                                                                             ------------    ------------
LONG-TERM DEBT, NET OF CURRENT PORTION ...................................        179,061          56,276
DEFERRED INCOME TAXES ....................................................         15,978          15,011
OTHER NONCURRENT LIABILITIES .............................................         25,588          19,743
MINORITY INTEREST ........................................................          9,286          10,134
STOCKHOLDERS' EQUITY:
    Preferred Stock, $.10 par value; 5,000,000 shares authorized;
       no shares issued or outstanding ...................................           --              --
    Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
       1 vote per share; issued and outstanding: 24,459,121 shares at
       December 31, 2003 and 18,863,482 shares at December 31, 2002 ......          2,446           1,886
    Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
       10 votes per share; issued and outstanding: 7,605,224 shares at
       December 31, 2003 and 8,185,224 shares at December 31, 2002 .......            761             819
    Additional paid-in capital ...........................................        132,983          45,132
    Retained earnings ....................................................        286,396         259,893
    Accumulated other comprehensive income/(loss) ........................         13,805         (11,794)
                                                                             ------------    ------------
       Total Stockholders' Equity ........................................        436,391         295,936
                                                                             ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................   $    838,643    $    635,472
                                                                             ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                         Three Months Ended              Twelve Months Ended
                                                             December 31,                    December 31,
                                                         2003            2002            2003            2002
                                                     ------------    ------------    ------------    ------------
Net sales ........................................   $    190,938    $    160,890    $    705,651    $    615,526
Cost of goods sold ...............................        123,979         107,388         464,990         406,806
                                                     ------------    ------------    ------------    ------------
     GROSS PROFIT ................................         66,959          53,502         240,661         208,720
Selling, general & administrative expenses .......         46,834          40,656         170,195         150,553
Restructuring ....................................            312             420             426             638
                                                     ------------    ------------    ------------    ------------
     OPERATING INCOME ............................         19,813          12,426          70,040          57,529
                                                     ------------    ------------    ------------    ------------
Other (income) expense:
     Interest income .............................           (277)           (414)         (1,021)           (992)
     Interest expense ............................          3,551           2,116          12,114           8,692
     Other, net ..................................            710            (108)            581            (272)
     Minority interest ...........................            (15)           (379)           (463)           (117)
                                                     ------------    ------------    ------------    ------------
                                                            3,969           1,215          11,211           7,311
                                                     ------------    ------------    ------------    ------------
      INCOME BEFORE INCOME TAXES .................         15,844          11,211          58,829          50,218
Provision for income taxes .......................          6,006           4,051          22,356          17,596
                                                     ------------    ------------    ------------    ------------
     INCOME  FROM CONTINUING OPERATIONS ..........          9,838           7,160          36,473          32,622
Loss from discontinued operations, net of taxes ..            (97)           --            (3,111)           --
                                                     ------------    ------------    ------------    ------------
     NET INCOME ..................................   $      9,741    $      7,160    $     33,362    $     32,622
                                                     ============    ============    ============    ============
BASIC EARNINGS PER SHARE
     Continuing Operations .......................   $       0.35    $       0.27    $       1.33    $       1.22
     Discontinued Operations .....................           --              --             (0.11)           --
     NET INCOME ..................................   $       0.35    $       0.27    $       1.22    $       1.22
                                                     ============    ============    ============    ============
Weighted average number of shares ................         28,184          26,970          27,455          26,718
                                                     ============    ============    ============    ============
DILUTED EARNINGS PER SHARE
     Continuing Operations .......................   $       0.34    $       0.26    $       1.32    $       1.21
     Discontinued Operations .....................           --              --             (0.11)           --
                                                     ------------    ------------    ------------    ------------
     NET INCOME ..................................   $       0.34    $       0.26    $       1.21    $       1.21
                                                     ============    ============    ============    ============
Weighted average number of shares ................         28,524          27,235          27,692          27,056
                                                     ============    ============    ============    ============
      Dividends per common share .................   $       0.07    $       0.06    $       0.25    $       0.24
                                                     ============    ============    ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                                     TABLE 1
            RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED INCOME
                           FROM CONTINUING OPERATIONS
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                              Three Months Ended       Twelve Months Ended
                                                                 December 31,              December 31,
                                                              2003         2002         2003         2002
                                                           ----------   ----------   ----------   ----------

Net income                                                 $    9,741   $    7,160   $   33,362   $   32,622
   Add back: loss from discontinued operations                     97         --          3,111         --
                                                           ----------   ----------   ----------   ----------
Income from continuing operations                               9,838        7,160       36,473       32,622
                                                           ----------   ----------   ----------   ----------
   Add back: cost of restructuring and related charges            444        1,122        1,084        2,552
                                                           ----------   ----------   ----------   ----------
Adjusted income from continuing operations                 $   10,282   $    8,282   $   37,557   $   35,174
                                                           ==========   ==========   ==========   ==========

Diluted earnings per share:
Net income                                                 $     0.34   $     0.26   $     1.21   $     1.21
   Add back: discontinued operations                             --           --           0.11         --
                                                           ----------   ----------   ----------   ----------
Continuing operations                                            0.34         0.26         1.32         1.21
                                                           ----------   ----------   ----------   ----------
   Add back: cost of restructuring and related charges           0.02         0.04         0.04         0.09
                                                           ----------   ----------   ----------   ----------
Adjusted income from continuing operations                 $     0.36   $     0.30   $     1.36   $     1.30
                                                           ==========   ==========   ==========   ==========

                                     TABLE 2
 RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
                                   (Thousands)
                                   (Unaudited)

                                                                     Twelve Months Ended
                                                                 December 31,   December 31,
                                                                    2003           2002
                                                                 -----------    -----------

Net cash provided by continuing operations                       $    49,990    $    51,425
Less: additions to property, plant, and equipment                    (20,035)       (19,593)
Plus: proceeds from the sale of property, plant, and equipment         1,765          3,194
Less: dividends                                                       (6,859)        (6,490)
                                                                 -----------    -----------
Free cash flow                                                   $    24,861    $    28,536
                                                                 ===========    ===========

                                     TABLE 3
                  RECONCILIATION OF NET DEBT TO CAPITALIZATION
                                   (Thousands)
                                   (Unaudited)

                                               December 31,    December 31,
                                                   2003            2002
                                               ------------    ------------

Current portion of long-term debt              $     13,251    $     82,211
Plus: Long-term debt, net of current portion        179,061          56,276
Less: Cash and cash equivalents                    (149,361)        (10,973)
                                               ------------    ------------
Net debt                                       $     42,951    $    127,514
                                               ============    ============

Net debt                                       $     42,951    $    127,514
Plus: Total stockholders' equity                    436,391         295,936
Plus: Minority interest                               9,286          10,134
                                               ------------    ------------
Capitalization                                 $    488,628    $    433,584
                                               ============    ============